Exhibit 35.3

780 Township Line Road • Yardley, PA 19067 609-883-3900
Robert J. Lux Executive Vice President and Chief Operating Officer

Re: Servicer Compliance Statement (Item 1123)

The undersigned, a duly authorized officer of Cenlar FSB, as servicer (“the Servicer”) pursuant to applicable servicing agreements governing the securities listed in Exhibit A, does certify that:

1.

A review of the Servicer’s activities during the period of 1/1/2021 to 12/31/2021 (the “Reporting Period”) and of the Servicer’s performance under the applicable servicing agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout the Reporting Period.

The undersigned has duly executed this Certificate this 2nd day of March 2022.

Robert J. Lux

Executive Vice President and Chief Operating Officer

Exhibit A – Securities Covered in Cenlar’s Servicer Compliance Statement

Investor	Servicer	Security	* Period Subserviced by Cenlar FSB
J06	Redwood Residential Acquisition Corp	SEMT 2019-2	1/1 thru 12/31/21
K06	Redwood Residential Acquisition Corp	SEMT 2012-2	1/1 thru 05/31/21
L06	Redwood Residential Acquisition Corp	SEMT 2012-3	1/1 thru 05/31/21
RD0	Redwood Residential Acquisition Corp	SEMT 2014-4	1/1 thru 12/31/21
RD1	Redwood Residential Acquisition Corp	SEMT 2015-1	1/1 thru 12/31/21
RD2	Redwood Residential Acquisition Corp	SEMT 2015-2	1/1 thru 12/31/21
RD5	Redwood Residential Acquisition Corp	SEMT 2015-3	1/1 thru 12/31/21
RS8	Redwood Residential Acquisition Corp	SEMT 2015-4	1/1 thru 12/31/21
RT4	Redwood Residential Acquisition Corp	SEMT 2014-2	1/1 thru 07/31/21
RT5	Redwood Residential Acquisition Corp	SEMT 2014-3	1/1 thru 12/31/21
RV1	Redwood Residential Acquisition Corp	SEMT 2016-1	1/1 thru 12/31/21
RV2	Redwood Residential Acquisition Corp	SEMT 2016-2	1/1 thru 12/31/21
RV3	Redwood Residential Acquisition Corp	SEMT 2016-3	1/1 thru 12/31/21
RV4	Redwood Residential Acquisition Corp	SEMT 2017-1	1/1 thru 12/31/21
RV5	Redwood Residential Acquisition Corp	SEMT 2017-2	1/1 thru 12/31/21
RW0	Redwood Residential Acquisition Corp	SEMT 2012-6	1/1 thru 12/31/21
RW1	Redwood Residential Acquisition Corp	SEMT 2013-1	1/1 thru 05/31/21
RW2	Redwood Residential Acquisition Corp	SEMT 2013-2	1/1 thru 12/31/21
RW3	Redwood Residential Acquisition Corp	SEMT 2013-3	1/1 thru 12/31/21
RW4	Redwood Residential Acquisition Corp	SEMT 2013-4	1/1 thru 12/31/21
RW5	Redwood Residential Acquisition Corp	SEMT 2013-5	1/1 thru 12/31/21
RW6	Redwood Residential Acquisition Corp	SEMT 2013-6	1/1 thru 12/31/21
RW7	Redwood Residential Acquisition Corp	SEMT 2013-7	1/1 thru 12/31/21
RW8	Redwood Residential Acquisition Corp	SEMT 2013-8	1/1 thru 12/31/21
RX0	Redwood Residential Acquisition Corp	SEMT 2013-9	1/1 thru 12/31/21
RX1	Redwood Residential Acquisition Corp	SEMT 2013-10	1/1 thru 12/31/21
RX2	Redwood Residential Acquisition Corp	SEMT 2013-11	1/1 thru 12/31/21
RX3	Redwood Residential Acquisition Corp	SEMT 2013-12	1/1 thru 08/31/21
RX8	Redwood Residential Acquisition Corp	SEMT 2014-1	1/1 thru 12/31/21
UB4	Redwood Residential Acquisition Corp	SEMT 2016-2	1/1 thru 12/31/21
UB5	Redwood Residential Acquisition Corp	SEMT 2016-3	1/1 thru 6/30/21
Y06	Redwood Residential Acquisition Corp	SEMT 2012-5	1/1 thru 12/31/21
Z06	Redwood Residential Acquisition Corp	SEMT 2012-4	1/1 thru 05/31/21